Exhibit 10

SECOND AMENDMENT TO

TECHNOLOGY LICENSE AGREEMENT

This SECOND AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (this “Second Amendment”) is made and entered into as of the 7th day of September, 2012, by and between THOMAS J. SHAW, a resident of the State of Texas (“Licensor”) and RETRACTABLE TECHNOLOGIES, INC., a Texas corporation (“Licensee”).

RECITALS:

A.                                    Licensor and Licensee have heretofore entered into that certain Technology License Agreement dated as of June 23, 1995, as amended by that certain First Amendment to Technology License Agreement dated as of July 3, 2008 (as amended, the “Technology License Agreement”), pursuant to which Licensor agreed to grant Licensee an exclusive license to manufacture, market, sell, distribute and otherwise exploit certain retractable syringe technology and certain other technology covered by certain patents and patent applications owned by Licensor.

B.                                    Licensor and Licensee desire to amend the Technology License Agreement in order to specify the amount of royalties payable to Licensor under the Technology License Agreement with respect to certain products that may be sold and distributed by a sublicensee pursuant to a sublicense agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.                                      New Item 3 of Section Three.  The existing item 3 of Section Three of the Technology License Agreement entitled “Consideration” is hereby deleted in its entirety and the following new item 3 is hereby inserted in the Technology License Agreement:

“3.                                The amount of royalty shall be determined in the following manner.  If the customer of Licensee is the end user of the Product, the five percent (5%) royalty shall be based upon the price to the end user (the “End User Price”).  If the customer of Licensee is a third party intermediary unrelated to Licensee, the five percent (5%) royalty shall be based on the price to the intermediary.  If Licensee distributes Product through one or more related entities, such as subsidiaries, affiliated companies, parent companies, holding companies or unincorporated divisions or the like, the five percent (5%) royalty shall be based on the price from the last of the related entities in the chain of distribution to the first third party intermediary customer or the End User Price, as the case may be.  Licensee shall have the obligation to render royalty payments to Licensor based upon a “price” which is determined in good faith as representing the real monetary value to be received by Licensee from the sale of Licensed Products to third party intermediary customers and end users without resorting to artificially low prices designed mainly to reduce royalty otherwise due.

If a sublicensee that has been duly approved by Licensor has sales of the Licensed Products, the amount of royalty payable to Licensor by Licensee shall be equal to five percent (5%) of the gross sales price with respect to Product sold by such sublicensee to unaffiliated customers, if known.  If the sublicensee’s customers are not known to Licensee, Licensor shall be entitled to receive from Licensee an amount equal to fifty percent (50%) of the royalties actually paid to Licensee by such sublicensee. However, in no event shall the royalties paid to Licensor by Licensee with respect to the sale of Product by a sublicensee exceed an amount equal to fifty percent (50%) of the royalties received by Licensee from such sublicensee (the “Sublicense Royalty Cap”).

Notwithstanding anything contained in this Agreement to the contrary, in the event of the occurrence of a Change in Control (as hereinafter defined) of Licensee, the Sublicense Royalty Cap shall be immediately and permanently removed with respect to any royalties due to Licensor with respect to the sale of Product by approved sublicensees after such Change in Control.  For purposes of this Agreement, a “Change in Control” shall mean (i) a sale, transfer or other conveyance of all or substantially all of the assets of Licensee on a consolidated basis; (ii) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of Licensee; (iii) the failure at any annual or special meeting of Licensee’s stockholders of any of the persons nominated by the Board of Licensee in the proxy material mailed to stockholders by the management of Licensee to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting; (iv) Licensee merges or consolidates with another corporation or entity in which Licensee is not the surviving entity; or (v) Licensee becomes a majority-owned subsidiary of another corporation or entity.”

2.                                      Consent to Sublicense Agreement.  Licensor hereby consents to the form of Licensee’s “Consent to Sublicense Agreement” attached hereto as Exhibit A.  Licensor continues to reserve the right to approve all further sublicensing by Licensee pursuant to the terms of the Technology License Agreement, including but not limited to, any modification, expansion or further change to the form of “Consent to Sublicense Agreement”.

3.                                      No Other Amendment; Definitions.  Except as specifically modified and amended pursuant to Section 1 hereof, the Technology License Agreement shall remain in full force and effect without revision thereto.  Moreover, all capitalized terms used in this Second Amendment, unless otherwise defined herein or the context specifically provides otherwise, shall have the same meanings herein as attributed to such terms in the Technology License Agreement.

4.                                      Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or, as appropriate, heirs and legal representatives.

5.                                      Applicable Law.  THIS SECOND AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

6.                                      Jurisdiction and Venue.  Any judicial proceedings brought by or against any party on any dispute arising out of this Second Amendment or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and, by execution and delivery of this Second Amendment each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Second Amendment after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

7.                                      Descriptive Headings; Language Interpretation.  The descriptive headings of this Second Amendment are inserted for convenience only and do not constitute a part of this Second Amendment.  In the interpretation of this Second Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Second Amendment.

8.                                      Integration.  This Second Amendment contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.  This Second Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

9.                                      Counterparts.  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Second Amendment to produce or account for more than one such counterpart.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date set forth above.

LICENSOR:	By:	/s/ Thomas J. Shaw
Thomas J. Shaw, individually

LICENSEE:	RETRACTABLE TECHNOLOGIES, INC.

	By:	/s/ Steven R. Wisner
	Printed Name:	Steven R. Wisner
	Title:	Exec. V.P. Eng. & Prod.

SCHEDULE 1

SUBLICENSE AGREEMENT

Exhibit A

EXHIBIT A

CONSENT TO

SUBLICENSE AGREEMENT

This CONSENT TO SUBLICENSE AGREEMENT (this “Consent”) is made and entered into as of the              day of                       , 20      , by and between THOMAS J. SHAW, a resident of the State of Texas (“Licensor”) and RETRACTABLE TECHNOLOGIES, INC., a Texas corporation (“Licensee”).

RECITALS

A.                                    Licensor and Licensee have heretofore entered into that certain Technology License Agreement dated as of June 23, 1995, as amended by that certain First Amendment to Technology License Agreement dated as of July 3, 2008 and that certain Second Amendment to Technology License Agreement dated as of                       , 2012 (as amended, the “Technology License Agreement”), pursuant to which Licensor agreed to grant Licensee an exclusive license to manufacture, market, sell, distribute and otherwise exploit certain retractable syringe technology and certain other technology covered by certain patents and patent applications owned by Licensor (collectively, the “Licensed Technology”).

B.                                    Licensee desires to grant to [insert name of proposed Sublicensee] (“Sublicensee”) a sublicense to manufacture and sell certain products and/or components thereof utilizing the Licensed Technology pursuant to that certain Sublicense Agreement dated                         , 20      , a copy of which is attached hereto as Schedule 1 (the “Sublicense Agreement”).

C.                                    As provided in Section Two of the Technology License Agreement, Licensee may not sublicense any of the Licensed Technology other than pursuant to terms and conditions that are set forth in a written sublicense agreement that is subject to the prior written consent of Licensor.

D.                                    Licensor desires to consent to the proposed sublicense to Sublicensee as evidenced by the Sublicense Agreement, subject to the terms and conditions of this Consent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.                                      Consent to Sublicense Agreement.  Subject to the terms and conditions of this Consent, Licensor hereby consents to Licensee entering into the Sublicense Agreement and granting to Sublicensee the sublicense contemplated thereby.

2.                                      Limited Consent.  Notwithstanding anything contained in this Consent to the contrary, Licensee shall not amend, modify, revise or otherwise change any provision of the Sublicense Agreement without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole judgment.  Moreover, Licensee shall not waive, fail to enforce or otherwise relinquish any right under the Sublicense Agreement (including any amendment thereto), including, without limitation, any right to terminate the Sublicense Agreement without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole judgment.

3.                                      No Amendment.  The Technology License Agreement shall remain in full force and effect without revision thereto.

4.                                      Binding Effect.  This Consent shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns or, as appropriate, heirs and legal representatives.

5.                                      Applicable Law.  THIS CONSENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

6.                                      Jurisdiction and Venue.  Any judicial proceedings brought by or against any party on any dispute arising out of this Consent or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and, by execution and delivery of this Consent each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Consent after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

7.                                      Descriptive Headings; Language Interpretation.  The descriptive headings of this Consent are inserted for convenience only and do not constitute a part of this Consent.  In the interpretation of this Consent, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Consent.

8.                                      Integration.  This Consent contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Consent supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

9.                                      Counterparts.  This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date set forth above.

LICENSOR:
Thomas J. Shaw, Individually

LICENSEE:	RETRACTABLE TECHNOLOGIES, INC.

By:
Printed Name:
Title: